EXHIBIT 10.17

AMENDMENT TO CONSULTANCY AGREEMENT

THIS AMENDMENT TO CONSULTANCY AGREEMENT (“Amendment Agreement”) is made and entered into as of July , 2018, by and between Inmune Bio, Inc., a Nevada corporation the (“Company”) and Mark Lowdell PhD, an individual providing consultancy services to the Company (“Lowdell”).

RECITALS

A. The Company and Lowdell previously entered into that certain Consultancy Agreement dated as of May 1, 2018 (the “Consultancy Agreement”) attached hereto as Exhibit A, in connection with the provision of certain consulting services provided by Lowdell to the Company. Capitalized terms used herein but not otherwise defined herein shall have the meaning set forth in the Consultancy Agreement.

B. The Company and Lowdell desire to make certain amendments to the Consultancy Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Recitals. The recitals above are hereby incorporated herein and affirmed as true and correct as written.

2. Modification to Duties. The section of the Consultancy Agreement titled “Duties” shall be amended and restated as follows:

“Duties

You shall use your best endeavours to promote the interests of the Client and affiliated companies and, unless prevented by ill health or accident, devote at least 18 or the equivalent of 60% of working time in each calendar month to carrying out the following services for the Client:

You will function as the Chief Scientific Officer of INmune Bio.

If you are unable to provide the Services due to illness or injury you shall notify CEO as soon as reasonably practicable.

You shall ensure that you are available at all times on reasonable notice to provide such assistance or information as the Client may require.

You have no authority (and shall not hold yourself out as having authority) to bind the Client, unless we have specifically permitted this in writing.

You must not engage in any activity, practice or conduct which would constitute either a UK tax evasion facilitation offence or a foreign tax evasion facilitation offence under the Criminal Finances Act 2017. Failure to do so may result in the immediate termination of this agreement.”

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3. Miscellaneous.

(a) As modified hereby, the provisions of the Consultancy Agreement shall continue in full force and effect. In the event of any inconsistency between this Amendment Agreement and the terms of the Consultancy Agreement, this Amendment Agreement shall govern.

(b) In case any of the provisions of this Amendment Agreement shall for any reason be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Amendment Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

(c) This Amendment Agreement shall be governed and construed according to the laws of the of England and Wales.

(d) This Amendment Agreement shall be binding upon and inure to the benefit of Lowdell, the Company and their respective successors, assigns and legal representatives.

(e) This Amendment Agreement may be executed in multiple counterparts, each of which shall constitute an original instrument, but all of which shall constitute one and the same agreement.

(f) Except as modified herein, all other terms, conditions and provisions of Consultancy Agreement shall remain in full force and effect as of the date thereof.

[Signature Page Follows]

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EXECUTED to be effective as of the date first written above.

MARK LOWDELL, PhD

By:	/s/ Professor Mark W Lowdell
Name: Professor Mark W Lowdell
Title: Chief Scientific Officer InmuneBio Inc

INMUNE BIO, INC.

By:	/s/ David Moss
Name: David Moss
Title: CFO

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Exhibit A

FORM OF AMENDMENT TO CONSULTANCY AGREEMENT BY AND BETWEEN THE COMPANY AND MARK LOWDELL, PHD

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